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                                                                   EXHIBIT 10.9


                            MASTER SERVICE AGREEMENT

This Service Agreement ("Agreement") is entered into this twenty first day of August, 1998 by and between AT&T Wireless Services, Inc., a Delaware corporation ("AWS") and Intelligent Information Incorporated, a Delaware corporation ("III") for III to provide to AWS customers various wireless information services as part of "AWS Wireless Data Content Services".

         The parties agree as follows:



1.       DEFINITIONS

         1.1 "Information Providers" are those entities that have the legal right to sell data.

         1.2 "Brand" is the use of a company name, logo or other identifying mark in the marketing of a service or product.

         1.3 "Content" means the data employed by III, under its agreements with Information Providers, to produce the Service Selections provided hereunder.

         1.4 "Branded Content" means the data provided to III under branding agreements entered into between AWS and the Information Providers. Branded Content Information Providers are identified in Exhibit A by Service Selection.

         1.5 "Service" means the parsing of Content and Branded Content in accordance with Appendix A, and the delivery of the resultant information message with advertisements and transaction opportunities to the End User.

         1.6 "End User" means the AWS customer using the Service.

         1.7 "Advertising" shall mean the impressions provide via message tags or web site banners to the End User via the Service.

         1.8 "E-commerce" shall mean any financial transaction made between an End User and the III as a result of End User's viewing an Advertisement which results in the End User paying money for a service or product in accordance with an arrangement between III and a vendor of goods or services.

         1.9 "Short Message Service" or "SMS" refers to the limited size text message platform or system utilized by AWS to deliver the Service to an End User's wireless telephone.

         1.10 All other initially capitalized terms shall have the meanings assigned to them in this Agreement.


2.       SERVICE

         2.1 III will provide the Service identified in Exhibit A to this Agreement. III shall meet the specifications and support requirements for the Service set forth in Exhibit B.

         2.2 AWS shall evaluate the Service made available pursuant to Exhibit A prior to it being made available to End Users to determine whether it conforms to the requirements set forth in Exhibits A


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and B, and shall notify III promptly in the event AWS discovers any deviations from such requirements. In the event of any nonconformity, III shall remedy such non-conformity as soon as possible, and in no event more than twenty (20) days after AWS' notice of nonconformity.

         2.3 At such time as AWS determines that the Service conforms to the requirements, AWS shall make the Service available to End Users. Upon acceptance of the Service and for the term of this Agreement, III will be responsible for the reliability and maintenance of the Service. Throughout the term of this Agreement, III will use its best efforts to promptly correct any deviations from the Service and the requirements that AWS may identify and notify it of from time to time.

         2.4 III and AWS shall cooperate to implement modifications or enhancements to the Service based on recommendations from either party. III shall make commercially reasonable efforts to upgrade the Service to ensure that it remains industry competitive.

         2.5 To the extent commercially reasonable, enhancements or modifications that negatively affect the Service's performance or availability shall be implemented during AWS' regularly scheduled maintenance hours. III will provide AWS seven (7) days notice of any planned outages or regularly scheduled maintenance that will negatively affect the Service's performance or availability.

         2.6 AWS reserves the right to suspend access to the Service by its End Users where, in AWS' reasonable opinion, continued access to the Service is likely to cause personal, monetary, or property damage to any individual or entity. In AWS' sole discretion, AWS may re-establish access to the Service upon the termination of the event or modification by III to the extent that the risk has been rendered insignificant.

         2.7 III will provide the Service to End Users who have executed a Subscriber Agreement, an example is attached hereto as Appendix G. The method of execution of a Subscriber Agreement shall be at III's discretion and shall include but not be limited to electronic indication of acceptance and distribution by AWS in connection with marketing and End User materials. AWS agrees not to activate or support two or more wireless devices with the same identification number so as to allow a single registration on the III server for more than one wireless device. For each wireless device receiving the Service (including wireless devices used by AWS), there is to be an exclusively associated Subscriber registration on the III server and an exclusively associated Subscriber Agreement executed by the user of the wireless device.


3.       AWS RESPONSIBILITIES

         3.1 AWS will provide development guidelines to III for designing the Service's user interface. However, such guidelines shall be consistent with the functionality of NetCare!, III's systems for End User profile control.

         3.2 AWS, upon acceptance of the Service, will make the Service available to End Users.

         3.3 AWS shall develop marketing materials for the Service and shall use its best efforts to market and sell the Service to potential End Users.

4.       LICENSES

         4.1 III shall obtain all necessary licenses for the Content.


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         4.2 III grants to AWS during the term of this Agreement a non-exclusive worldwide royalty-free right and license in accordance with this Agreement to distribute, display, transmit, advertise and publicly perform the Service, in fulfillment of its sales support and marketing responsibilities, and to permit End Users to access the Service.

         4.3 AWS' license rights granted under this Section 4 shall extend to any new versions, editions, enhancements, changes, updates, amendments, or other modifications to the Service during the term of this Agreement.

5.       TRADE NAME, TRADEMARKS, LOGOS AND COPYRIGHTS

         5.1 III hereby grants AWS the right to use and publish in connection with the Service, and promotional materials describing the Service, the trademarks, trade names and logos now or hereafter owned or used by III which are associated with III or the Service ("III's Trademarks") for purposes of advertising and marketing of the Service, provided such use and publication complies any guidelines provided to AWS by III as listed in Exhibit E. By use of III's Trademarks AWS may participate in III's Coop Program as defined, and updated at III's sole discretion, in Exhibit F

         5.2 AWS will reasonably use III's Trademarks as listed in Exhibit D (the "Trademarks") in connection with the marketing and providing of Service to End Users:

         a. In the event AWS uses the Trademarks, AWS shall comply with III's guidelines for using the Trademarks. Depending on the trademarks used, the current legend or notice requirements are:

             i.  A TM should appear adjacent to the Trademarks.
             ii. A legend should appear indicating that the Trademark is a trademark of Intelligent Information Incorporated. For example, "Powered by iii is a trademark of Intelligent Information Incorporated".

         b. AWS agrees to submit to III a sample of the proposed use of the Trademarks on or with the Service, boxes, containers and/or packaging, and III shall have approved such proposed use in writing prior to any sale of the Service using such Trademarks in the proposed manner or any other public use of the Trademarks in the proposed manner by AWS. Approval will not be unreasonably withheld, and if III does not provide a written response within ten days of the receipt of such a request, approval shall be considered granted.


         c. AWS will not harm, misuse or bring into disrepute the Trademarks.

         d. AWS acknowledges the ownership of III's Trademarks by III, and agrees that it will do nothing inconsistent with such ownership, and that all use of III's Trademarks by AWS shall inure to the benefit of and on behalf of III.

         e. AWS agrees that nothing in the Agreement shall give AWS any right, title or interest in the Trademarks, other than the right to use III's Trademarks in accordance with this Agreement, and Reseller agrees that it will not claim title to III's Trademarks or attack the title of III in III's Trademarks.


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         5.3 III acknowledges that all service marks, trademarks, brands, logos and trade names used by AWS (collectively the "AWS Marks") are the exclusive property of AWS. III shall not use any of the AWS Marks for any purpose or in any medium without the express prior written consent of AWS. III acknowledges that this Agreement does not transfer any rights to use any AWS Marks and that this Agreement does not and will not confer any goodwill or other interest in any AWS Marks upon III, all rights to which shall remain with AWS. Any unauthorized use of the AWS Marks by III shall constitute infringement of AWS' rights and a material breach of this Agreement.

         5.4 AWS shall take appropriate measures to insure that proper copyright notice is made known to all End Users, including displaying the copyright notice with in all instructions for use of the Service. Requirements for copyright notice are set forth in Exhibit H.


6.       END USER SUPPORT

         6.1 The parties' obligations with respect to End User support for the Service are described in Exhibit C, attached hereto and made a part hereof. In the event AWS and III amend Exhibit A to include other Services, the parties may agree to amend Exhibit C with respect to the End User support obligations for such other Services.

         6.2 III will develop and maintain current support documentation that instructs the End User on navigation and use of the Service.

         6.3 III will make available to AWS an e-mail address where End Users may forward questions and comments about the Service. III will provide such e-mail address on the support documentation and AWS will make it available to the End User upon request. III will respond to End User questions in a manner consistent with its policies and procedures for responding to questions and comments posted in relation to its online Internet services.

         6.4 III will provide all End User customer support with regard to any E-commerce conducted through the Offering.

7.       CONNECTIVITY


         7.1 AWS will maintain at its own expense a frame relay line or like communications service to connect AWS' and III's respective networks in primary and backup configurations. AWS will be responsible for the management and support of the hardware and network facilities maintaining the connection. AWS shall provide and maintain at its cost, mutually agreeable communication protocol(s) for the purposes of providing the Service to End Users. AWS agrees to maintain these communications facilities in a manner capable of providing quality service to the End User, based on the then effective volume of messages being processed. At no cost to III, AWS shall provide to III on a continuous basis two wireless devices being used by End Users registered on the appropriate network(s), for III to monitor and test the delivery to such units of the Service provided hereunder. III will be responsible for payment of charges for any voice communications used in connection with these testing devices beyond 600 minutes per month per device at a rate of 25 cents per minute of wireless airtime plus long distance.


         7.2 III is responsible for maintaining the connection between III's server(s) supporting the Service and the frame relay access device provided by AWS.

8.       MARKETING

         8.1 AWS will, from time to time, actively promote and market the commercial availability of the Service. Marketing initiatives may include direct response programs, print advertising, seminars, newsletters, brochures, public relations, retail merchandising and other marketing mediums.


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         8.2 AWS and III will display the other's name or logo on its Internet web site with the intent of creating a hypertext link to each site. AWS will allocate a section of its web site to market and sell the Service.

         8.3 AWS is solely responsible for establishing all terms and conditions of use and advertising of the Service. AWS may provide written consent and required guidelines for III to market the Service, and III agrees to comply with any terms and conditions of such consent or guidelines.

9.       REPRESENTATIONS, WARRANTIES, AND COVENANTS OF III

III hereby represents, warrants, and covenants to AWS that:

         9.1 III has the full right and power to enter into and perform according to the terms of this Agreement, and that it has the right to grant to AWS each of the rights herein granted. Without limiting the foregoing, III covenants that (i) use, editing and publication of the Service by AWS as provided under this Agreement will not violate any patent, trade secret, copyright, trademark, intellectual property, or other right of any third party, including without limitation independent contractors hired by III to contribute to the Service; (ii) the Service will not be pornographic, libelous, and its use by AWS as provided hereunder shall not violate any rights of privacy and/or publicity of any third party; and (iii) no instruction, advice, or information contained in the Service will be injurious to the End User.

         9.2 III is not aware of any claim by any third parties adverse to III's or Service's patent, trade secret, copyright, trademarks or intellectual property rights.

         9.3 III warrants that the information contained in the Service is accurate, comprehensive and will be updated as set forth in Exhibit B. III also warrants that information contained in descriptions of its services or business are accurate and truthful and comply with all applicable laws.

10.      RATES AND PAYMENT

         10.1 III and AWS will together establish the monthly rate charged by III to End Users for the Service. III will sell Advertising and E-commerce contracts based on the Service and End User opportunities as defined by III and approved by AWS.


         10.2 III will pay AWS forty percent (40%) of the collected monthly rate charged to End Users for the Service. III will pay AWS twenty five percent (25%) of the collected Advertising and E-commerce revenue.



         10.3 III will provide to AWS by the fifteenth (15th) day of each month a written report indicating for the previous calendar month: (i) the total number of End Users subscribing to the Service; (ii) the monthly rate for which they are subscribing; (iii) the total number of messages sent to such End Users, and (iv) the total dollars collected for Services, Advertising and E-commerce. III will, with its written report, submit payment to AWS of all amounts due pursuant to Paragraph 10.2 above.

11.      EXCLUSIVITY

During the term of this Agreement and for one year thereafter, III will not (a) provide the Service, i.e., all the Selections taken as a whole offering, to any other wireless telecommunications provider or, (b) provide Branded Content Service Selections to any other telecommunications provider. However, III may provide individual Service Selections or other groupings of Service Selections to others.


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12.      TERM; TERMINATION


         12.1 The term of this Agreement is one (1) year beginning on the effective date of this Agreement. This entire Agreement shall automatically renew itself annually for additional one (1) year terms unless either party sends notice of termination to the other party sixty (60) days before the anniversary of the effective date of this Agreement, by certified mail or confirmed receipt delivery service.


         12.2 Either party may terminate this Agreement immediately in the event the other party fails to cure any material breach of this Agreement within thirty (30) days written notice thereof.

         12.3 AWS may terminate this Agreement immediately in the event III fails to comply with the specifications and support requirements set forth in Exhibit B, and such failure continues for a period of five (5) days after AWS's written notice thereof.

13.      MISCELLANEOUS

         13.1 Any information disclosed by either party in connection with the relationship described in this Agreement will be treated as the Disclosing Party's Confidential Information in accordance with the Nondisclosure terms in the Preferred Content License Agreement between the parties, dated May 1, 1997. The parties will mutually agree upon the content and timing of joint press releases. Notwithstanding the foregoing, AWS may disclose this Agreement and any of its terms to any affiliate of AWS in which AWS owns at least a 15% beneficial interest.

         13.2 This Agreement will not create an exclusive relationship or any partnership, joint venture or agency relationship between AWS and III, except as provided for herein.

         13.3 III will indemnify, defend and hold harmless AWS, and its officers, employees, representatives and agents, against any claim, suit, action, or other proceeding which is based on or arises from: (i) a claim that the use of the Service in accordance with this Agreement infringes any third-party intellectual property right, or any right of personality or publicity, is libelous or defamatory, or otherwise results in injury or damage to any third party; (ii) any misrepresentation or breach of representation or warranty of III contained herein; (iii) any breach of any covenant or agreement to be performed by III hereunder; or (iv) any willful misconduct or negligence by III. III will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded against or otherwise incurred by AWS in connection with or arising from any such claim, suit, action or proceeding attributable to any such claim.

         13.4 EXCEPT AS PROVIDED IN 13.3 ABOVE, NEITHER PARTY WILL BE LIABLE TO THE OTHER (OR THE OWNERS, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS OR CUSTOMERS OF EITHER OF THEM OR ANY THIRD PARTY) FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF SUCH PARTY'S FAILURE TO PERFORM UNDER THIS AGREEMENT.

         13.5 EXCEPT AS SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE PRODUCTS AND SERVICES CONTEMPLATED BY THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF


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MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES
ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

         13.6 The parties shall comply with all applicable federal, state and local laws, orders and regulations in performing the terms and conditions of this Agreement.

         13.7 This Agreement (i) will be governed by the internal laws of the state of Washington, without reference to its choice of law rules, (ii) will constitute, along with the parties' Nondisclosure Agreement, the parties' entire agreement with respect to the subject matter hereof, and (iii) may be amended only by a writing signed by both AWS and III.

         13.8 All notices and requests in connection with this Agreement shall be deemed given as of the day they are (i) hand delivered, (ii) deposited in the U.S. mails, postage prepaid, certified or registered, return receipt requested; or (iii) sent by overnight courier, charges prepaid, and addressed as noted under the signature line below or to such other address as the party to receive the notice so designates by written notice to the other.

         13.9 Neither Party may assign this Agreement, or any portion thereof, to any third party, except a subsidiary or parent company or an affiliated company in which the Assigning Party has a controlling interest, unless the other non assigning Party expressly consents to such assignment in writing. Any attempted assignment without such consent shall give the non offending Party the right to terminate this Agreement effective upon written notice.

         13.10 The Service shall not be used by AWS for any other purpose other than the specified use of the distribution of the Service through wireless devices. In the event that AWS becomes aware that any third party is improperly using the Service, including, without limitation, providing or about to provide the Service or Content to an unauthorized party, AWS shall immediately notify III of the facts of which it is aware in connection with such actual or potential unauthorized use and shall provide III with any documents in its possession with respect to the same. The parties shall cooperate to the fullest extent possible to take all actions necessary to eliminate such unauthorized use as expeditiously as possible.

         13.11 This Agreement, and the Nondisclosure Agreement referenced in Paragraph 13.1, constitute the entire agreement, and supersede any previous agreement, between the parties with respect to the subject matter hereof. This Agreement shall not be modified except by written agreement dated subsequent hereto signed on behalf of III and AWS by their duly authorized representatives. Neither this Agreement nor any written or oral statements related hereto constitute an offer, and this Agreement shall not be legally binding until executed by both parties hereto.


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The parties have executed this Agreement on the date first written above.

    AT&T WIRELESS DATA, INC.
    D/B/A AT&T WIRELESS SERVICES            INTELLIGENT INFORMATION INCORPORATED


    By:                                     By:
       ______________________________          ______________________________

    Its:  SVP & GM                          Its:   President
        _____________________________           _____________________________

    Address:                                Address:
    5000 Carillon Point                     One Dock Street
    Kirkland, WA  98033                     Stamford, CT  06902
    Attn: Legal Dept.                       Attn:  General Counsel
    Phone:  206-827-4500                    Phone:   203 969-0020


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                                    EXHIBIT A

                                     SERVICE

         The Service, comprised of Selections, i.e., individual information choices, will be designed for use with the Short Message Service.

1. III will use NetCare!, an internet interactive web page and IVR (interactive voice response) system for End User registration and profiling of requirements based on the Service and Selection definitions below. III will submit its proposed NetCare! design to AWS for its written approval prior to implementation. III will modify NetCare! at AWS written request. Any modifications will be submitted to AWS for its written approval prior to implementation.

2. The Service will consist of Selections based on Content and Branded Content offered to End Users whereby the End User can choose a specified conditions from a menu of available Selections. From time to time the parties may adjust the Selections and may package the Selections in a variety of different ways by mutual agreement. The Service will include the following
     Selection:


  Selections                 Descriptions                                             Source             Average
                                                                                      (BC= Branded       Volume
                                                                                      Content)
  -------------------------- -------------------------------------------------------- ------------------ ------
  1.       Today's News      Provides a daily news headline.                          ABC* (BC)          30
  2.       Business News     Provides a daily business news update.                   Bloomberg * (BC)   30
  3.       Weather           Provides a daily weather brief for the nation            Weather Channel*   30
           Highlights                                                                 (BC)
  4.       Sports Today      Provides a daily sports brief                            ESPN* (BC)         30
  5.       National  News    Provides two headline news updates daily.                Associated Press   60
  6.       Political News    Provides two headline news updates daily.                Associated Press   60
  7.       International     Provides two headline news updates daily.                Associated Press   60
           News
  8.       Consumer Health   Provides daily health, wellness and fitness news for     Reuters Health     30
           News              consumers.
  9.       Professional      Provides daily health, wellness and fitness news for     Reuters Health     30
           Health News       professionals, i.e., doctors, nurses, paramedics, etc.
  10.      Weather Forecast  Provides daily morning weather forecast at customer's    NWS                30
                             choice of city.
  11.      Severe Weather    Provides severe weather conditions, e.g., winter storm   NWS                10
                             warnings, as reported based upon customer's choice of
                             county.
  12.      Stock Quote       Provides closing on two companies of customer's choice.  Exchanges          21
  13.      Mutual Fund       Provides closing on two mutual funds of customer's       Exchanges          21
                             choice


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
  14.      Stock Quote Plus  Provides mid-day and closing price and volume on one     Exchanges          42
                             company of customer's choice.
  15.      Company News      Provides breaking news on two companies of customer's    Dow Jones & Co.    10
                             choice.
  16.      Sports Results    Provides final scores and on up to two teams.            SportsTicker       40
                             (Baseball, Football, Hockey, and Basketball).
  17.      College Teams     Provides the half time and final football and            SportsTicker       20
                             basketball scores on the college team of the customers
                             choice
  18.      Sports Results    Provides mid game and final scores with game recaps on   SportsTicker       40
           Plus:             one team.
                             (Baseball, Football, Hockey, and Basketball).
  19.      NASCAR            Provides mid race and finals on all major NASCAR races.  SportsTicker       18
  20.      Golf Leader Board Provides First through Final Round                       SportsTicker       18
                             LeaderBoard results on all major PGA tournaments
  21.      Tennis Finals     Provides the daily results during the semi final and     SportsTicker       28*
                             final rounds on all major USTA events
  22.      Horse Racing      Provides the race results and payoffs                    SportsWire         30
                             based on track and races selected up to two
                             selections at a time.
  23.      Traffic Report    Provides traffic delay alerts based on the customers     Metro Traffic      40
                             choice of route and or city.
  24.      Entertainment     Provides daily headline entertainment news updates.      Associated Press   30
  25.      Movie Review      Roger Ebert movie reviews several times a week.          Universal Press    16
  26.      Horoscopes        Provides daily horoscope based on customer choice.       Universal Press    30
  27.      Lottery           Provides daily/weekly major lotto results based on       LottoNet           15
                             customer's choice of state.
  28.      Thought for the   Provides a daily reflection statement                    Associated Press   30
           Day
  29.      This Day in       Provides a daily interesting event from history          Associated Press   30
           History
  30.      Joke of the Day:  Provides one joke each day.                              III                30
  31.      Ski Reporter      Provides current conditions on the trails, base depth,   SportsTicker       30
                             and trails open on the ski area of customer's choice.
  32.      Daily Dish        Provides once each week day a news headline on a         TV Guide           20
                             movie personality or Hollywood celebrity.                Entertainment
                                                                                      Network
  33.      Soap Opera        Provides highlights of the day on selected soap opera    AccuWeather        20
                             of customer's choice.
  34.      Reminders         Provides twenty date specific reminder messages, e.g.    III                5
                             birthday, anniversary, etc at the customer's specified
                             time.

3. In no event will III permit an End User on average to receive more than eight (8) Content messages per day without prior written approval from AWS.


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4.   Content messages produced by the Service will conform with the then current maximum message length acceptable to AWS and End User Equipment. The average number of characters sent per message based on the current service selections available will be under one hundred characters.

5. III will accept content feeds from AWS' content providers (Branded Content), and include them as part of the Service, as requested by AWS. III and AWS will cooperate to develop and provide enhanced and new Service Selections to End Users. AWS will conduct or acquire market research, analyze such information and prepare recommendations for development to III for enhanced or new Service Selections. III will convert these recommendations into Services in accordance with its standard development policies and AWS will market and sell these enhanced or new Services in accordance with the terms of this Agreement.


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                                    EXHIBIT B

                           SPECIFICATIONS AND SUPPORT

         1. III will develop all necessary applications on III's web site to support the Service and when available on AWS's network to process requests from AWS wireless devices.

         2. III will update and maintain the accuracy of the Service on a basis equal to that of all III's other services.

         3. III will maintain the servers on which the Service is provided to End Users twenty-four (24) hours a day, seven (7) days a week, with 99.5% availability.

         4. III will ensure that the Service will properly process/utilize dates beyond December 31, 1999.

         5. III and AWS will provide to each other a technical contact to technically support the frame relay connection and the Service. The parties agree to respond to each others technical support telephone call within one (1) hour of the placement of the call to assist with the assessment of the problem at the following classifications:

                  (i) Critical - This category includes, but is not limited to, any material failure that causes the Service, in part or in whole, to not perform. III shall remedy the failure and restore the Service to Accepted Condition within 4 hours of notification of the failure. AWS shall remedy the failure and restore the communications network and SMS to Acceptable Condition within 4 hours of notification of the failure. Each party will contact the other party's technical support by phone and e-mail upon restoration of the Service, communications network and or SMS.

                  (ii) Major - This category includes, but is not limited to, any erratic or marginally impaired performance that causes the Service, in part or in whole, to be available intermittently, to be inaccurate, or to navigate improperly. III shall remedy the impairment and restore the Service to Accepted Condition within 24 hours of notification of the impairment. III will contact AWS technical support by phone and e-mail upon restoration of the Service.

                  (iii) Minor - This category includes, but is not limited to, periodic unsatisfactory performance. III shall remedy the unsatisfactory performance and restore the Service to Accepted Condition within 14 days of notification of problem. III will contact AWS technical support by phone and e-mail upon restoration of the Service.



III contact information:                             AWS contact information:

Name:    Trevor Prout                                Name:
Title:   Operations Manager                          Title:
Phone:   203 969 0020 Ext. 3015                      Phone:
E-mail:  tprout@intelligentinfo.com                  E-mail:


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24X7 Ops Phone: 203 969 0020 Ext. 9                          24X7 Ops Phone:


                                    EXHIBIT C

                                END USER SUPPORT


         End Users will be customers of III with respect to the Service. III will be responsible for all aspects of the customer relationship, including but not limited to:

         - Terms and conditions under which End Users may obtain the Service
         -        Billing and collection
         -        Bad debt


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                                    EXHIBIT D

                                   TRADEMARKS


1.  "Powered by iii"


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                                    EXHIBIT E

"POWERED BY iii" GUIDELINES FOR USE


i.       THE VALUE OF "POWERED BY iii"

- The "Powered by iii" Logo (the "Logo") is an effective way to identify information services offering as incorporating the benefits and features of the leading source of personalized content for wireless devices, Intelligent Information Incorporated (III).

- Use of the Logo also qualifies resellers to participate in III's advanced business partner support programs.

ii.      THE LOGO'S MEANING FOR BUSINESS PARTNER USE

- The Logo conveys the value and excitement of personalized information services provided by the III platform. Business partners are required to use this Logo in advertising, point-of-purchase displays, and marketing materials to promote information services. Use of the Logo is made mandatory under the trademark license granted in the standard III Service Agreement, and the Logo may only be used according to these Guidelines. These Guidelines help ensure that the Logo continues to provide consumers with a clear identification of information service quality.

- To protect this valuable trademark, the business partner may not use the Logo in any way other than as described in these guidelines or as may be provided in writing by III from time to time. Any unauthorized use of the Logo is an infringement of III's trademark rights.

iii.     BUSINESS PARTNER LOGO ARTWORK

- Do not use artwork provided by any source other than III. III will provide approved Business Partners that agree to follow these guidelines with electronic versions of the Logo. You may not alter this artwork in any way, separate the words from the graphic, or replace the words with any others. The trademark symbol (TM) must appear at the lower right corner of the graphic portion of the Logo. Documents including the Powered by iii logo must also include the footnote, in no less than 6 point text, "Powered by iii is a trademark of Intelligent Information Incorporated."

iv.      SIZING AND PLACEMENT REQUIREMENT

- The Logo may be used only on materials that make accurate references to the information services as provided by III. The Logo must be placed in close proximity to headline copy or logo treatments dealing with information services. The Logo cannot be larger or more prominent than your company name, company logo, product name (if applicable), or service name.

- The Logo may stand-alone, or be incorporated into your information services logo if appropriate. If the Logo is used as a stand alone element, a minimum amount of empty space must be left between the Logo and any other object such as type, photography, borders, edges, etc. The required border of


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     empty space around the Logo must be 1/4x wide, where x equals the height of the graphic, as measured from the highest point on the graphic portion of the Logo to the lowest point on the graphic portion of the Logo.

-    Minimum size for the Logo is 3/8 of an inch high.

- Business partners may not use the Logo in any manner that suggests that advertising, point-of-purchase displays, or other marketing materials are from III.

- The footnote "Powered by iii is a trademark of Intelligent Information Incorporated", in not less than 6 point type, must accompany each use of the Logo.

- Intelligent Information Incorporated reserves the right to object to unfair uses or misuses of its trademarks or other violations of applicable law.

v.       COLOR TREATMENT

- You may not alter the colors of the Logo in any way from the treatments provided by III, without the written approval of III.



vi.      QUALITY CONTROL

- III reserves the right to review business partner use of the Logo. Business partner must correct any deficiencies in the use of the Logo upon reasonable notice from III.

- Address any questions concerning the Logo to the appropriate III Account Manager or III's Director of Marketing.

Intelligent Information Incorporated reserves the right to change the Logo and/or these guidelines at any time at its discretion. You must comply with the guidelines as amended from time to time.


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                                       16

                                    EXHIBIT F

                                III CO-OP PROGRAM


INTELLIGENT                        INFORMATION                     INCORPORATED
CO-OPERATIVE ADVERTISING PROGRAM GUIDELINES

CO-OP PROGRAM ELIGIBILITY

All North American, Intelligent Information Incorporated (III) business partners are eligible. To participate in the program, business partners must complete a Co-op program registration form. This form is available from III account managers.

CO-OP PROGRAM ACCRUALS


For the period April 1, 1998 through December 31, 1998, standard Co-op will accrue at a rate equal to 3% of the actual amounts paid to business partner, calculated on a quarterly basis. Accrued Co-op funds belong to III until released for reimbursement of claims for eligible and approved activities.
     All information services (content) billings are considered part of the price. No money is accrued for programming fees, telecommunication connections, or other expenses or fees.
     III reserves the right to change the amount of the accrual and the eligible products and options at any time upon sixty (60) days' prior written notice.
     III reserves the right to introduce bonus programs throughout the program year.

CO-OP PROGRAM GUIDELINES

1. The "Powered by iii" logo must appear in the advertising to qualify for Co-op reimbursement.

2. III will provide "Powered by iii" logo and usage guidelines which must be followed to qualify for reimbursement.

3. No competitors' information services products may be featured in the same ad.

4. Reimbursement percentage for qualified ads is 50% of the net cost of the business partner's advertising.



5. If ad is not dedicated to III's information services, III will reimburse the pro-rated III information services portion of the ad only. In the event existing materials are being replaced solely to include information services then being provided, no proration applies.

6. To receive credit for print media, III requires a "tear-sheet" of the advertisement and receipted copy of paid media invoice attached to the Co-op claims submission form.

7. To receive credit for electronic media, III requires copies of commercial, station affidavit of performance and receipted copy of paid station invoices attached to the Co-op claims submission form.

8. All claims must be postmarked within 60 days from the date of the receipt of the invoice for the advertising or other promotional programs.

9. III reserves the right to suspend payment of claims if business partner's account (i.e., payments due to III) is not current. If account is not made current prior to filing deadline, all money accrued will be forfeited. Co-op funds can not be applied to amount owed.


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

10. III reserves the right to change this program, including the amount of the accrual and eligible products and options at any time upon sixty (60) days' prior written notice.

11. Trade/barter ads, agency fees/commissions, discounts and taxes are not reimbursable.

12. All advertising must be in compliance with local, state and federal laws and must be in good taste. Each customer is solely responsible for any such advertising. III expressly disclaims any liability or responsibility for any advertising or promotion by the customer.

13. All claims and text regarding III information services must be truthful. Any false or misleading representation will result in a denial of the co-op claim.

14. Program participants can choose method of reimbursement on the claims submission form. Options are credit applied to the next invoice after approval, or check.


INTELLIGENT INFORMATION INCORPORATED CO-OP PROGRAM MEDIA USAGE GUIDELINES

                                                        DOCUMENTATION              ADVERTISING REQUIREMENTS
MEDIA TYPE                   EXPENSES COVERED           REQUIRED
-----------------------------------------------------------------------------------------------------------
PRINT                        -        Media Cost        -    Co-op Claims          -     Ad must conform
-        Newspapers          -        Production             Submission Form             to III Co-op
-        Magazines                                      -    1 original ad               program guidelines
                                                             per publication             and "Powered by
                                                             showing name, date          iii" logo usage
                                                             and location of             guidelines
                                                             publication (tear     -     Prior approvals
                                                             sheet).                     are not required
                                                        -    Photocopies are
                                                             not acceptable
                                                        -    Copy of paid
                                                             invoice
                                                        -    Multiple
                                                             Appearance Ads must
                                                             also include
                                                             "Newspaper Ad
                                                             Multiple Appearance
                                                             Certification Form"
DIRECT MAIL/RETAIL           -        Net Printing      -    Co-op Claims          -    Ad must conform
-        Statement Stuffers           Cost                   Submission Form            to III Co-op
-        Newsletters         -        Production        -    2 original                 program guidelines
-        Postcards           -        Mailing List           samples                    and "Powered by
-        Retail Collateral            Purchase/Rental   -    Copy of paid               iii" logo usage
-        Brochures                                           invoice                    guidelines
                                                                                   -    Prior approvals
                                                                                        are not required
TV & RADIO                   -        Media Cost        -    Co-op Claims          -    "Powered by
                                                             Submission Form            iii" must be
                                                        -    Copy of paid               mentioned at least
                                                             invoice with               once.
                                                             details of spot       -    Prior approvals
                                                             length, air dates,         are not required
                                                             number of spots
                                                             aired, cost per
                                                             spot, and total cost


                             AWS & III Confidential

                                                        -    Station
                                                             affidavit and
                                                             notarized copy of
                                                             video/audiotape used
INTERNET                     -    Banner                -    Co-op Claims          -    Ad must conform
                                  Advertising                Submission Form            to III Co-op
                                                        -    Copy of paid               program guidelines
                                                             invoice                    and "Powered by
                                                        -    Copy of                    iii" logo usage
                                                             advertisement              guidelines
                                                                                   -    Prior approvals
                                                                                        are not required

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                                       19

                                    EXHIBIT G

SUBSCRIBER AGREEMENT

IMPORTANT: READ THIS AGREEMENT BEFORE USING THE SERVICE PROVIDED BY Intelligent Information Incorporated (hereafter referred to as "III"). YOUR USE OF THE SERVICE, OR SIGNED ACKNOWLEDGMENT, WILL INDICATE YOUR ACCEPTANCE OF ALL OF THE FOLLOWING TERMS. If this Agreement is unacceptable to you, do not use the Service. III is willing to provide you the Service only if you agree to be bound by the following terms:

1. Information, data or messages provided through the Service, has been independently obtained by III from various originators and consolidators of data including securities markets, such as stock exchanges, their affiliates, and others (collectively, hereafter referred to as "Information Providers" or "IPs"), through sources believed to be reliable, but the accuracy, completeness, timeliness, or correct sequencing of the Information is not guaranteed by III, the IPs, or any parties transmitting or processing the Information (hereafter referred to as "Information Processors"). (Hereafter, collectively III, the IPs and Information Processors are referred to as "Disseminating Parties".) There may be delays, omissions, or inaccuracies in the Information. NO DISSEMINATING PARTY WILL BE LIABLE IN ANY WAY TO YOU OR ANY OTHER PERSON FOR (A) ANY INACCURACY, ERROR OR DELAY IN, OR OMISSION OF, (I) ANY INFORMATION OR (II) THE TRANSMISSION OR DELIVERY OF ANY SUCH INFORMATION; OR (B) ANY LOSS OR DAMAGE ARISING FROM OR OCCASIONED BY (I) ANY SUCH INACCURACY, ERROR, DELAY OR OMISSION,
(II) NON-PERFORMANCE, OR (III) INTERRUPTION IN ANY SUCH INFORMATION, DUE EITHER TO ANY NEGLIGENT ACT OR OMISSION BY ANY DISSEMINATING PARTY OR TO ANY "FORCE MAJEURE" (I.E., ANY FLOOD, EXTRAORDINARY WEATHER CONDITIONS, EARTHQUAKE OR OTHER ACT OF GOD, FIRE, WAR, INSURRECTION, RIOT, LABOR DISPUTE, ACCIDENT, ACTION OF GOVERNMENT, COMMUNICATIONS OR POWER FAILURE, OR EQUIPMENT OR SOFTWARE MALFUNCTION) OR ANY OTHER CAUSE BEYOND THE REASONABLE CONTROL OF THE DISSEMINATING PARTIES. THERE IS NO WARRANTY OF MERCHANTABILITY, NO WARRANTY OF FITNESS FOR A PARTICULAR USE, AND NO OTHER WARRANTY OF ANY KIND, EXPRESS, OR IMPLIED, REGARDING THE INFORMATION OR ANY ASPECT OF THE SERVICE (INCLUDING BUT NOT LIMITED TO ACCESS TO INFORMATION).

2. IN NO EVENT WILL ANY DISSEMINATING PARTY BE LIABLE TO YOU OR ANYONE ELSE FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL OR INDIRECT DAMAGES (INCLUDING BUT NOT LIMITED TO LOST PROFITS, TRADING LOSSES, AND DAMAGES THAT RESULT FROM INCONVENIENCE, DELAY OR LOSS OF THE USE OF THE SERVICE) EVEN IF ANY DISSEMINATING PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES. YOU AGREE THAT THE LIABILITY OF ANY DISSEMINATING PARTY, ARISING OUT OF ANY KIND OF LEGAL CLAIM (WHETHER IN CONTRACT, TORT OR OTHERWISE) IN ANY WAY CONNECTED WITH THE SERVICE OR THE INFORMATION, WILL NOT EXCEED THE AMOUNT CHARGED FOR RECEIVING THE INFORMATION. No Disseminating Party shall be liable for any loss resulting from a cause over which such entity does not have control, including but not limited to failure of electronic or mechanical equipment or communication lines, telephone or other interconnect problems, unauthorized access, theft, operator errors, severe weather, earthquakes, floods, acts of war, and strikes or other labor problems.


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

3. III, the IPs and others have proprietary interest in the Information. You agree not to reproduce, re-transmit, disseminate, sell, distribute, publish, broadcast, circulate or commercially exploit the Information in any manner without the express written consent of III, and the relevant Information Provider(s); nor to use the Information for any unlawful purpose. You agree to comply with reasonable written requests from III, and to protect the IPs' and III's respective contractual, statutory and common law rights to the Information and the Service.

4. You acknowledge that neither the Service nor any of the Information is intended to supply tax or legal advice. Although the Service may provide Information about how to invest and what to buy, none of this Information is recommended by any Disseminating Party. The Disseminating Parties do not recommend any investment advisory service or product, nor offer any advise regarding the nature, potential value, or suitability of any particular security, transaction, or investment strategy.

5. You agree to immediately notify III if you become aware of any of the following: (a) any loss or theft of your access number(s) and/or password(s), or
(b) any unauthorized use of any of your access number(s) and/or password(s), or of the Service or any Information.

6. You agree to indemnify and hold the Disseminating Parties harmless from and against any and all claims, losses, liabilities, costs and expenses (including but not limited to attorneys' fees) arising from your violation of this Agreement or any third party's rights.

7. III reserves the right to terminate your access to the Service or any portion of it at its sole discretion, without notice and without limitation, for any reason whatsoever, including but not limited to the unauthorized use of your access number(s) and/or password(s), breach of this Agreement, discontinuance of III or loss of access to any Information from any of the IPs. The Information Processors and III shall have no liability to you; provided, however, that if the termination is without cause, III shall refund the prorata portion of any fee which may have been paid by you for the portion of the Service not furnished to you as of the date of such termination.

8. As a condition of being approved to use the Service, you represent and agree that you are making this Agreement in your own individual capacity and not on behalf of a firm, corporation, partnership, trust or association, and you further agree to receive advertising messages and e-commerce opportunities via the Service when delivered at the discretion of the Disseminating Parties.

9. You acknowledge that, in providing you with the Service, III, has relied upon your agreement to be bound by the terms of this Agreement. You further acknowledge that this Agreement and all other present and future written agreements between you and III, constitute the complete statement of the agreement between you and III, and that the agreement does not include any other or prior contemporaneous promises, representations or descriptions regarding the Service or the Information even if it were contained in materials provided by
III. This Agreement may be modified only in writing; if III sends you written notice of the modification, your use of the Service after receiving such notice will indicate your acceptance of the modification. If any provision of this Agreement is invalid or unenforceable under applicable laws, it is, to that extent, deemed omitted and the remaining provisions will continue in full force and effect. This Agreement and performance hereunder will be governed by and construed in accordance with the laws of the State of New York, as applied to agreements entered into, no matter where you might legally reside.


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

10. The terms and conditions of Sections 1, 2, 3 and 6 of this Agreement shall survive any termination of this Agreement.


                                    EXHIBIT H


                                COPYRIGHT NOTICES


The Copyright notice, with current year inserted, is as follows:
1. Copyright (C) 199__ INTELLIGENT INFORMATION INCORPORATED. All rights reserved.

2. If Dow Jones & Company, Inc. information is to be included, then the following notice must be included: "Copyright 199__ Dow Jones & Company, Inc. All Rights Reserved. Distributed by Intelligent Information under license from Dow Jones & Company, Inc. The headlines contained in this Intelligent Information Service are the sole and exclusive property of Dow Jones & Company, Inc. and are protected by copyright. Such headlines may not be copied, republished or redistributed without the prior written consent of Dow Jones & Company, Inc."


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